UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2010

CHAMPIONS BIOTECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-17263	52-1401755
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Science and Technology Park at Johns Hopkins 855 N. Wolfe Street, Suite 619, Baltimore, MD	21205
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 630-1313

Inapplicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement.

On February 22, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of Champions Biotechnology, Inc. (the “Company”) adopted the Director Compensation Plan of 2010 (the “Director Plan”) to replace the Company’s former compensation policy for directors, effective for the 2010 calendar year commencing January 1, 2010.

Under the Director Plan, on January 1 of each year, each independent director, other than the Chairman, will be granted an automatic award of five-year options to purchase 50,000 shares of the Company’s Common Stock, par value $0.001 per share (“Shares”) pursuant to the Company’s 2008 Equity Incentive Plan (the “Plan”) at an exercise price equal to the last closing price of the Shares prior to the effective date of the grant. The Chairman will be granted an automatic annual award of five-year options to purchase 100,000 Shares pursuant to the Plan at an exercise price equal to the last closing price of the Shares prior to the effective date of the grant. All of the options vest quarterly at the rate of 25% each calendar quarter over that calendar year, commencing on the first day of each calendar quarter.

In addition, for service on one or more Board committees, independent directors (other than the Chairman) will receive on the first day of each calendar year either a grant of five-year options to purchase 50,000 Shares at an exercise price equal to the last closing price of the Shares prior to the effective date of the grant, or, at the election of the director, 50,000 restricted Shares. The Chairman will receive for his committee service, on the first day of each calendar year, either a grant of five-year options to purchase 100,000 Shares at an exercise price equal to the last closing price of the Shares prior to the effective date of the grant, or, at the election of the director, 100,000 restricted Shares. All of these option awards and share grants vest quarterly at the rate of 25% throughout the calendar year on the first day of each calendar quarter, commencing on January 1 of each calendar year.

The Company will also pay each independent director $15,000 to offset the tax liability in respect of a restricted Shares award, paid 25% each quarter.

For the initial year of the Director Plan (2010), all initial grants and initial vesting dates are effective on the date the Plan was adopted (February 22, 2010), the value of the stock is based upon the closing price on the last trading day prior to adoption of the Plan, and a director may, at his or her election, elect to receive Committee fees in cash equal to the value of a restricted Share award.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.

10.1	Champions Biotechnology, Inc. Director Compensation Plan of 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHAMPIONS BIOTECHNOLOGY, INC.
(Registrant)

Date: February 22, 2010

By: /s/ Mark Schonau
Mark Schonau
Chief Financial Officer